EXHIBIT E

                        Costa Brava Partnership III L.P.
                 Roark, Rearden & Hamot Capital Management, LLC
                               420 Boylston Street
                           Boston, Massachusetts 02116

                                                                October 11, 2007

VIA FACSIMILE AND FEDERAL EXPRESS

MedQuist Inc.
1000 Bishops Gate Blvd. - Suite 300
Mount Laurel, NJ 08054-4632

Attention: Corporate Secretary

Re: Notice of Intent to Nominate Persons for Election as Directors of MedQuist Inc.

Ladies and Gentlemen:

      Costa Brava Partnership III L.P. ("Costa Brava") hereby submits this notice (this "Notice") pursuant to the requirements set forth in the Bylaws, as amended of MedQuist Inc. (the "Company"), filed with the United States Securities and Exchange Commission (the "SEC") as Exhibit 3.2 to the Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 2006 (the "Bylaws").

      As set forth in the Company's Amended and Restated Certificate of Incorporation, the number of directors, which shall constitute the whole Board of Directors, shall be not less than five (5) nor more than twenty (20).

      Pursuant to Article Fifth, Section 7 of the Bylaws, Costa Brava hereby requests that the Nominating Committee of the Company's Board of Directors consider the persons listed below as nominees (each, a "Nominee" and together, the "Nominees") for Directors at the next annual or special meeting (the "Meeting") of stockholders of the Company at which Directors are to be elected:

      Seth W. Hamot
      Andrew R. Siegel
      Douglas M. Gleason
      Douglas E. Linton
      Alok Mohan

      Each of these Nominees brings a relevant skill set to the Company of today and of the future. Costa Brava hereby also provides notice that, in the event that the Nominating Committee determines not to nominate the persons listed above for election as Directors, Costa Brava intends to submit these candidates as nominees for election to the Board of Directors at the Meeting by the holders of Common Stock. If, for any reason, more than five (5) Directors are to be elected at the Meeting, Costa Brava may nominate additional persons (each, an "Additional Nominee") such that Costa Brava will nominate a slate of persons sufficient to constitute the number of members of the Board that are entitled to be elected to the Board of Directors by the holders of Common Stock pursuant to the Certificate of Incorporation and the By-laws of the Company. Additionally, if, for any reason, any Nominee or Additional Nominee is unable to stand for election at the Meeting, Costa Brava, in person or by proxy intends to nominate a person in the place of such Nominee or Additional Nominee (an "Alternate Nominee"). In either event, Costa Brava at the earliest practicable time will give notice to the Company of any Additional Nominee or Alternate Nominee.

      If the Nominating Committee determines not to nominate the Nominees for election as Directors, and Costa Brava submits the Nominees for election to the Board of Directors at the Meeting, Costa Brava intends to seek support from stockholders to replace all existing Directors with an alternate slate composed of Costa Brava's Nominees pursuant to a definitive Proxy Statement to be filed with the SEC. In such event, Costa Brava hereby provides notice of its intent to submit a proposal to the Company's stockholders authorizing reimbursement of all expenses associated with Costa Brava's nomination of the Nominees and associated solicitation. Costa Brava is unable to provide an estimate of such expenses at this time, but will do so upon filing a definitive Proxy Statement with the SEC.

      Costa Brava's principal address is 420 Boylston Street, Boston, MA 02116. Costa Brava is the beneficial owner of 1,938,821 shares of Common Stock. The record holder of the shares of Common Stock beneficially owned by Costa Brava is a nominee of The Depository Trust Company ("DTC"). DTC's address is 55 Water Street, 49th Floor, New York, NY 10041-0099.

      Certain information about each Nominee and Costa Brava is set forth in Annex A. Annex A also includes additional information on each Nominee's qualifications and employment history. In addition, each Nominee has consented to being named as a nominee and to serve as a Director of the Company, if elected. The written consent of each Nominee is attached as Annex B. The Annexes and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes and all attachments thereto, should be deemed disclosed for all purposes of this Notice.

      Neither the delivery of this Notice in accordance with the Notice Requirements nor any delivery by Costa Brava of additional information to the Company from and after the date hereof shall be deemed to constitute an admission by Costa Brava or any of its affiliates that such delivery is required or as to the legality or enforceability of any other matter, or a waiver by Costa Brava or any of its affiliates of its right to contest or challenge, in any way, the enforceability of any other matter.

                                          Very truly yours,

                                          COSTA BRAVA PARTNERSHIP III L.P.
                                          By: Roark, Rearden & Hamot, LLC
                                              its General Partner

                                          By: /s/ SETH W. HAMOT
                                              ----------------------------
                                              Name:  Seth W. Hamot
                                              Title: President

                                                                         ANNEX A
                                                                         -------

         Information about Nominees Pursuant to the Notice Requirements
         --------------------------------------------------------------

Nominee - Seth W. Hamot
-----------------------

(A)

Name: Seth W. Hamot

Age: 45

Business address: c/o Roark, Rearden & Hamot Capital Management, LLC, 420 Boylston Street, Boston, Massachusetts 02116

Residence address: 112 High Street, Brookline, MA 02445

(B)   Principal occupation or employment:

      Since 1997, Mr. Hamot has been the Managing Member of Roark, Rearden & Hamot Capital Management, LLC ("RRHCM") and the owner of its corporate predecessor Roark, Rearden & Hamot, Inc. RRHCM is the investment manager to Costa Brava Partnership III L.P. ("Costa Brava"), an investment fund. Mr. Hamot is also the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities. Mr. Hamot is currently the Chairman of the Board of Directors of Bradley Pharmaceuticals Inc. (NYSE: BDY) and serves as a member of that company's audit committee. Mr. Hamot is also currently a director of CCA Industries Inc. (AMEX: CAW) and Telos Corporation (OTC: TLSRP)

      Mr. Hamot graduated with a degree in Economics from Princeton University.

(C) Class and number of shares of Common Stock of the Company that the nominee beneficially owns:

      Mr. Hamot is the beneficial owner of 1,938,821 shares of Common Stock of the Company.

(D) Description of all arrangements or understandings between Costa Brava and the Nominee and any other person pursuant to which the nominations are to be made by Costa Brava:

      Mr. Hamot has consented to being named as a nominee and to serve as a director of the Company if elected. Mr. Hamot's written consent is attached as part of Annex B.

(E)   Other information relating to the Nominee:

      Neither Mr. Hamot nor any of his associates have any arrangement or understanding with respect to (a) any future employment by the Company or its affiliates; or (b) any future transactions to which the Company or any of its affiliates will or may be a party.

      None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of the Company.

      Mr. Hamot is the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava. During the past two years, Costa Brava purchased the shares of Common Stock of the Company disclosed on Annex C hereto.

We are not aware of any other disclosure regarding Mr. Hamot that is required pursuant to Regulation 14A under the Exchange Act.

Nominee - Andrew R. Siegel
--------------------------

(A)

Name: Andrew R. Siegel

Age: 38

Business address: c/o Costa Brava Partnership III, L.P., 237 Park Avenue, Suite 900, New York, NY 10017

Residence address: 200 East 27th Street, New York NY 10016

(B)   Principal occupation or employment:

      Since 2005, Mr. Siegel has been a Senior Vice President of Roark, Rearden & Hamot Capital Management, LLC ("RRHCM"). RRHCM is the investment manager to Costa Brava Partnership III L.P. ("Costa Brava"), an investment fund. Mr. Siegel is currently a director of TechTeam Global Inc. (NASDAQ: TEAM) and serves as a member of that company's audit committee. Mr Siegel is also a director of Telos Corporation (OTC: TLSRP).

      Mr. Siegel graduated with a degree in International Relations from American University and received a masters degree in Business from the University of Maryland.

(C) Class and number of shares of Common Stock of the Company that the nominee beneficially owns:

      Mr. Siegel is the beneficial owner of 2,100 shares of Common Stock of the Company.

(D) Description of all arrangements or understandings between Costa Brava and the Nominee and any other person pursuant to which the nominations are to be made by Costa Brava:

      Mr. Siegel has consented to being named as a nominee and to serve as a director of the Company if elected. Mr. Siegel's written consent is attached as part of Annex B.

(E)   Other information relating to the Nominee:

      Neither Mr. Siegel nor any of his associates have any arrangement or understanding with respect to (a) any future employment by the Company or its affiliates; or (b) any future transactions to which the Company or any of its affiliates will or may be a party.

      None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of the Company.

      Mr. Siegel is a Senior Vice President of Roark, Rearden & Hamot Capital Management, LLC, the investment manager to Costa Brava. During the past two years, Costa Brava purchased the shares of Common Stock of the Company disclosed on Annex C hereto.

      We are not aware of any other disclosure regarding Mr. Siegel that is required pursuant to Regulation 14A under the Exchange Act.

Nominee - Douglas M. Gleason
----------------------------

(A)

Name: Douglas M. Gleason

Age: 46

Business address: c/o Roark, Rearden & Hamot Capital Management, LLC, 420 Boylston Street, Boston, Massachusetts 02116

Residence address: 2200 North Westmoreland Street
                   Arlington, VA  22213

(B)   Principal occupation or employment:

      Since 2005, Mr. Gleason has been a Principal of Roark, Rearden & Hamot Capital Management, LLC ("RRHCM"). RRHCM is the investment manager to Costa Brava Partnership III L.P. ("Costa Brava"), an investment fund. Prior to 2005, Mr. Gleason was a managing director of Legg Mason Walker Wood Incorporated.

      Mr. Gleason graduated with a degree in English and American Literature from Columbia University and received a law degree from Harvard Law School.

(C) Class and number of shares of Common Stock of the Company that the nominee beneficially owns:

      None.

(D) Description of all arrangements or understandings between Costa Brava and the Nominee and any other person pursuant to which the nominations are to be made by Costa Brava:

      Mr. Gleason has consented to being named as a nominee and to serve as a director of the Company if elected. Mr. Gleason's written consent is attached as part of Annex B.

(E)   Other information relating to the Nominee:

      Neither Mr. Gleason nor any of his associates have any arrangement or understanding with respect to (a) any future employment by the Company or its affiliates; or (b) any future transactions to which the Company or any of its affiliates will or may be a party.

      None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of the Company.

      Mr. Gleason is a Principal of Roark, Rearden & Hamot Capital Management, LLC, the investment manager to Costa Brava. During the past two years, Costa Brava purchased the shares of Common Stock of the Company disclosed on Annex C hereto.

      We are not aware of any other disclosure regarding Mr. Gleason that is required pursuant to Regulation 14A under the Exchange Act.

Nominee - Douglas E. Linton
---------------------------

(A)

Name: Douglas E. Linton

Age: 59

Business address: 4009 St. Charles Drive, Birmingham, Alabama 35242

Residence address: 4009 St. Charles Drive, Birmingham, Alabama 35242

(B)   Principal occupation or employment:

      Since 2002, Mr. Linton has been self employed as the Managing Member of DEL International LLC ("DEL"), a provider of consulting services. Since November 2005, Mr. Linton has provided consulting services through DEL to clients of ValueCentric, LLC, a data management and performance analytics company providing on-demand services to the pharmaceutical industry, and has also acted as an advisor through DEL to ValueCentric, LLC. In his work for clients of ValueCentric, LLC, Mr. Linton provides consulting services to branded pharmaceutical manufacturers on Fee-for-Service strategies and the use of wholesaler sales and inventory data. From August 2005 through December 2005, Mr. Linton was the President of ValueCentric Consulting Group, where he managed consulting projects for the partnership's clients and provided consulting services through DEL. From 2001 through July 2005, Mr. Linton was also a Vice President and part-time employee of Cardinal Health, a provider of pharmaceutical services. Mr. Linton's primary responsibilities at Cardinal Health included developing Fee-for-Service programs for smaller branded pharmaceutical manufacturers. Mr. Linton was previously the senior purchasing executive at Cardinal Health in the 1980s and early 1990s, where he played a key role in developing sophisticated purchasing programs and systems. Prior to returning to Cardinal Health in 2001, Mr. Linton developed similar programs and systems for two regional drug wholesalers. Mr. Linton has been a director of Bradley Pharmaceuticals, Inc. since 2006.

      Mr. Linton graduated with a degree in Economics with honors from the College of Wooster (Ohio) and holds an MBA from Carnegie-Mellon University.

(C) Class and number of shares of Common Stock of the Company that the nominee beneficially owns:

      None.

(D) Description of all arrangements or understandings between Costa Brava and the Nominee and any other person pursuant to which the nominations are to be made by Costa Brava:

      Mr. Linton has consented to being named as a nominee and to serve as a director of the Company if elected. Mr. Linton's written consent is attached as part of Annex B.

(E)   Other information relating to the Nominee:

      Neither Mr. Linton nor any of his associates have any arrangement or understanding with respect to (a) any future employment by the Company or its affiliates; or (b) any future transactions to which the Company or any of its affiliates will or may be a party.

      None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of the Company.

      We are not aware of any other disclosure regarding Mr. Linton that is required pursuant to Regulation 14A under the Exchange Act.

Nominee - Alok Mohan
--------------------

(A)

Name: Alok Mohan

Age: 58

Business address: No business address.

Residence address: 85 Pasatiempo Drive, Santa Cruz, CA 95060

(B)   Principal occupation or employment:

      Retired since 2001. Since 2003, Mr. Mohan is serving as the Non-executive Chairman of the board of Directors of Rainmaker Systems, Inc., (NASDAQ: RMKR) a leading provider of business-to-business sales and marketing services. Mr. Mohan has been a director of Rainmaker Systems, Inc. since 1996. Additionally, Mr. Mohan serves as Non-executive Chairman of the Board of Directors of TechTeam Global Inc. (NASDAQ: TEAM). Mr. Mohan as been a director of TechTeam since 2006.

(C) Class and number of shares of Common Stock of the Company that the nominee beneficially owns:

      None.

(D) Description of all arrangements or understandings between Costa Brava and the Nominee and any other person pursuant to which the nominations are to be made by Costa Brava:

      Mr. Mohan has consented to being named as a nominee and to serve as a director of the Company if elected. Mr. Mohan's written consent is attached as part of Annex B.

(E)   Other information relating to the Nominee:

      Neither Mr. Mohan nor any of his associates have any arrangement or understanding with respect to (a) any future employment by the Company or its affiliates; or (b) any future transactions to which the Company or any of its affiliates will or may be a party.

      None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of the Company.

      Mr. Mohan serves on the Board of Directors of Crystal Graphics, Inc., a provider of compelling and easy to use 3D graphics software and Shea Development Corporation.

      We are not aware of any other disclosure regarding Mr. Mohan that is required pursuant to Regulation 14A under the Exchange Act.

           Certain information relating to Costa Brava Partnership III
          ------------------------------------------------------------
                            L.P. is set forth below.
                            ------------------------

(i) The principal address of Costa Brava Partnership III L.P. ("Costa Brava"), a Delaware limited partnership, is 420 Boylston Street, Boston, MA 02116. The principal business of Costa Brava is to make investments in, buy, sell, hold, pledge and assign securities. Seth W. Hamot is the President of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava.

(ii) Costa Brava has an interest in the election of directors at the Annual Meeting through (1) its beneficial ownership of 1,938,821 shares of Common Stock of the Company, (2) the nomination of Mr. Hamot, who is the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava, (3) the nomination of Mr. Siegel, who is the Senior Vice President of Roark, Rearden & Hamot Capital Management LLC, and (4) the nomination of Mr. Gleason, who is a principal of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava.

(iii) During the past two years, Costa Brava purchased the Common Stock of the Company disclosed on Annex C hereto.

(iv) We are not aware of any additional disclosure regarding Costa Brava that is required pursuant to Regulation 14A under the Exchange Act.

                                                                         ANNEX B
                                                                         -------

                               Consent of Nominee
                               ------------------

      The undersigned hereby consents to being named as a nominee for election as a director of MedQuist Inc. (the "Company") in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the Common Stock, no par value per share, of the Company by either the Company or Costa Brava Partnership III, L.P. ("Costa Brava") and in other materials in connection with the solicitation of proxies by either the Company or Costa Brava from holders of Common Stock to be voted at any special meeting of holders of common stock in 2007 or at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  October 9, 2007

                                                          /s/ SETH W. HAMOT
                                                         -----------------------
                                                         Seth W. Hamot

                               Consent of Nominee
                               ------------------

      The undersigned hereby consents to being named as a nominee for election as a director of MedQuist Inc. (the "Company") in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the Common Stock, no par value per share, of the Company by either the Company or Costa Brava Partnership III, L.P. ("Costa Brava") and in other materials in connection with the solicitation of proxies by either the Company or Costa Brava from holders of common stock to be voted at any special meeting of holders of Common Stock in 2007 or at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  October 9, 2007

                                                          /s/ ANDREW R. SIEGEL
                                                         -----------------------
                                                         Andrew R. Siegel

                               Consent of Nominee
                               ------------------

      The undersigned hereby consents to being named as a nominee for election as a director of MedQuist Inc. (the "Company") in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the Common Stock, no par value per share, of the Company by either the Company or Costa Brava Partnership III, L.P. ("Costa Brava") and in other materials in connection with the solicitation of proxies by either the Company or Costa Brava from holders of Common Stock to be voted at any special meeting of holders of common stock in 2007 or at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  October 9, 2007


                                                       /s/ DOUGLAS M. GLEASON
                                                       -------------------------
                                                       Douglas M. Gleason

                                                                 October 9, 2007

MedQuist Inc.
1000 Bishops Gate Blvd. - Suit 300
Mount Laurel, NJ  08054-4632

Attention:  Corporation Secretary

Ladies and Gentlemen:

   The undersigned hereby agrees to serve as a director of MedQuist Inc. if so elected.

                                         Very truly yours,

                                         /s/ DOUGLAS E. LINTON

                                         Douglas E. Linton

                               Consent of Nominee
                               ------------------

      The undersigned hereby consents to being named as a nominee for election as a director of MedQuist Inc. (the "Company") in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the Common Stock, no par value per share, of the Company by either the Company or Costa Brava Partnership III, L.P. ("Costa Brava") and in other materials in connection with the solicitation of proxies by either the Company or Costa Brava from holders of Common Stock to be voted at any special meeting of holders of common stock in 2007 or at the 2007 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  October 10, 2007

                                                          /s/ ALOK MOHAN
                                                         -----------------------
                                                         Alok Mohan

                                                                         ANNEX C

Costa Brava Partnership III L.P. - Purchases of Common Stock

                                   Shares of Common
             Date of Transaction     Stock Bought     Price per Share

             6/14/2007                       22,000              8.30
             6/14/2007                        3,500              8.01
             6/15/2007                      184,350              8.40
             6/19/2007                          500              8.44
             6/20/2007                          144              8.51
             6/21/2007                        5,708              8.47
             6/26/2007                        3,850              8.93
             6/27/2007                        7,200              9.17
             6/29/2007                          490              9.15
             7/2/2007                         2,100              9.23
             7/3/2007                         7,359              9.15
             7/6/2007                         5,977             10.23
             7/9/2007                        10,300             10.98
             7/10/2007                        1,200             11.41
             7/11/2007                       12,000             11.93
             7/11/2007                        2,000             11.85
             7/11/2007                       48,800             11.80
             7/12/2007                       17,000             12.03
             7/13/2007                       35,000             12.06
             7/16/2007                       13,100             12.10
             7/17/2007                       12,000             12.14
             7/18/2007                       15,000             12.11
             7/19/2007                        1,001             12.13
             7/20/2007                        3,500             12.16
             7/24/2007                       31,300             12.18
             7/25/2007                       10,000             12.18
             7/26/2007                          176             11.35
             7/27/2007                        2,500             11.83
             8/28/2007                       25,000              9.95
             8/31/2007                        1,000              9.92
             9/6/2007                         9,300              9.58
             9/7/2007                         8,500             10.35
             9/10/2007                          100             10.56
             9/11/2007                          900             10.67
             9/13/2007                          796             10.89
             9/14/2007                        1,799             11.02
             9/17/2007                    1,390,000             12.25
             9/18/2007                        7,500             11.01
             9/19/2007                        5,500             11.01
             9/21/2007                        3,171             11.05
             9/24/2007                        2,500             11.07
             9/28/2007                          500             11.55

                                   Shares of Common
             Date of Transaction     Stock Bought     Price per Share

             10/1/2007                          700             11.78
             10/3/2007                       10,000             11.51
             10/3/2007                       13,500             11.83

             Total Shares per list        1,938,821   As of 10/8/2007

                                       C-2